Valkyrie ETF Trust II 485BPOS

Exhibit 99(h)(4)

SIXTH AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT, made and entered into as of the date last written on the signature page (the “Effective Date”), to the Fund Administration Agreement, dated as of October 5, 2021 (the “Agreement”), as amended, is entered into by and among VALKYRIE ETF TRUST II, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the notice address listed for the Trust in Section 20 of the Agreement to take into account present circumstances; and

WHEREAS, the parties desire to add CoinShares Bitcoin Volatility ETF, CoinShares Bitcoin Volatility Inverse ETF, and CoinShares Bitcoin Volatility Leveraged ETF to Exhibit A; and

WHEREAS, the parties desire to remove CoinShares Bitcoin Leverage ETF from Exhibit A; and

WHEREAS, the parties desire to change the name of the CoinShares Digital Asset ETF to CoinShares Altcoins ETF, CoinShares Valkyrie Bitcoin and Ether Strategy ETF to CoinShares Bitcoin and Ether ETF, CoinShares Valkyrie Bitcoin Miners ETF to CoinShares Bitcoin Mining ETF; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, the notice address listed for the Trust in Section 20 of the Agreement is hereby replaced with the following:

Valkyrie ETF Trust II

437 Madison Ave, 28th Floor

New York, NY 10022

2.	Effective as of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

VALKYRIE ETF TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:		By:
Name:	Annemarie Tierney	Name:	Elizabeth Scalf
Title:	Principle Executive Officer	Title:	Senior Vice President
Date:	May 17, 2026	Date:	5/18/2026

EXHIBIT A

to the Fund Administration Agreement

Separate Series of Valkyrie ETF Trust II

Name of Series

CoinShares Bitcoin and Ether ETF

CoinShares Bitcoin Mining ETF

CoinShares Altcoins ETF

CoinShares Bitcoin Volatility ETF

CoinShares Bitcoin Volatility Inverse ETF

CoinShares Bitcoin Volatility Leveraged ETF

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